Exhibit 99.1

TENET HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the Company's historical consolidated results of operations and financial position, adjusted to give effect to the Transaction, as defined in Item 2.01 of this Form 8-K, as if it had been completed on September 30, 2023 with respect to the pro forma condensed consolidated balance sheet and as of January 1, 2022 with respect to the pro forma condensed consolidated statements of operations.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company's management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated, and may not be useful in predicting the impact of the Transaction on the future financial condition and results of operations of the Company due to a variety of factors.

TENET HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2023

(Dollars in millions)		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,054	$2,395	(a)	$3,449
Accounts receivable	2,897	(82)	(b)	2,815
Inventories of supplies, at cost	413	(11)	(b)	402
Income tax receivable	—	—		—
Assets held for sale	140	—		140
Other current assets	1,855	(23)	(b)	1,832
Total current assets	6,359	2,279		8,638
Investments and other assets	3,152	(26)	(b)	3,126
Deferred income taxes	4	—		4
Property and equipment, at cost, less accumulated depreciation and amortization	6,260	(199)	(b)	6,061
Goodwill	10,415	(425)	(b)	9,990
Other intangible assets, at cost, less accumulated amortization	1,400	(18)	(b)	1,382
Total assets	$27,590	$1,611		$29,201

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$141	$(1)	(b)	$140
Accounts payable	1,202	(18)	(b)	1,184
Accrued compensation and benefits	787	(6)	(b)	781
Professional and general liability reserves	264	—		264
Accrued interest payable	273	—		273
Liabilities held for sale	17	—		17
Contract liabilities	86	—		86
Other current liabilities	1,662	(25)	(b)
		640	(e)	2,277
Total current liabilities	4,432	590		5,022
Long-term debt, net of current portion	14,901	(1)	(b)	14,900
Professional and general liability reserves	787	—		787
Defined benefit plan obligations	327	—		327
Deferred income taxes	278	(53)	(e)	225
Other long-term liabilities	1,684	(24)	(b)	1,660
Total liabilities	22,409	512		22,921
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,303	—		2,303
Equity:
Shareholders’ equity:
Common stock	8	—		8
Additional paid-in capital	4,818	—		4,818
Accumulated other comprehensive loss	(176)	—		(176)
Retained earnings (deficit)	(436)	1,099	(c)	663
Common stock in treasury, at cost	(2,750)	—		(2,750)
Total shareholders’ equity	1,464	1,099		2,563
Noncontrolling interests	1,414	—		1,414
Total equity	2,878	1,099		3,977
Total liabilities and equity	$27,590	$1,611		$29,201

TENET HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

		Pro Forma
(Dollars in millions, except per share amounts)	Historical	Adjustments		2022
Net operating revenues	$19,174	$(534)	(d)	$18,640
Grant income	194	—		194
Equity in earnings of unconsolidated affiliates	216	—		216
Operating expenses:
Salaries, wages and benefits	8,844	(190)	(d)	8,654
Supplies	3,273	(83)	(d)	3,190
Other operating expenses, net	3,998	(113)	(d)	3,885
Depreciation and amortization	841	(19)	(d)	822
Impairment and restructuring charges, and acquisition-related costs	226	—		226
Litigation and investigation costs	70	(2)	(d)	68
Net gains on sales, consolidation and deconsolidation of facilities	(1)	(1,686)	(c)	(1,687)
Operating income	2,333	1,559		3,892
Interest expense	(890)	1	(d)	(889)
Other non-operating income (expense), net	10	—		10
Loss from early extinguishment of debt	(109)	—		(109)
Income from continuing operations, before income taxes	1,344	1,560		2,904
Income tax benefit (expense)	(344)	(551)	(e)	(895)
Income from continuing operations	1,000	1,009		2,009
Less: Net income available to noncontrolling interests	590	—		590
Net income from continuing operations available to Tenet Healthcare Corporation common shareholders	$410	$1,009		$1,419
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$3.83			$13.27
Diluted
Continuing operations	$3.78			$12.91
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	106,929			106,929
Diluted	110,516			110,516

TENET HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(Dollars in millions, except per share amounts)	Historical	Pro Forma Adjustments		Pro Forma
Net operating revenues	$15,169	$(412)	(d)	$14,757
Grant income	14	—		14
Equity in earnings of unconsolidated affiliates	155	—		155
Operating expenses:				—
Salaries, wages and benefits	6,831	(145)	(d)	6,686
Supplies	2,659	(65)	(d)	2,594
Other operating expenses, net	3,319	(93)	(d)	3,226
Depreciation and amortization	654	(15)	(d)	639
Impairment and restructuring charges, and acquisition-related costs	84	(1)	(d)	83
Litigation and investigation costs	28	(2)	(d)	26
Net gains on sales, consolidation and deconsolidation of facilities	(12)	—		(12)
Operating income	1,775	(91)		1,684
Interest expense	(674)	1	(d)	(673)
Other non-operating income, net	8	—		8
Loss from early extinguishment of debt	(11)	—		(11)
Income from continuing operations, before income taxes	1,098	(90)		1,008
Income tax expense	(243)	26	(e)	(217)
Income from continuing operations	855	(64)		791
Less: Net income available to noncontrolling interests	488	—		488
Net income available to Tenet Healthcare Corporation common shareholders	$367	$(64)		$303
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$3.60			$2.97
Diluted
Continuing operations	$3.41			$2.80
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,869			101,869
Diluted	105,021			105,021

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a)    Adjustment to reflect cash consideration received from the Transaction of approximately $2,400 million net of $5 million in transaction costs.
(b)    Adjustment to eliminate the assets and liabilities attributable to the Divested Assets.
(c)    Adjustment reflects the gain on sale from the Transaction, calculated as follows:

Cash received	$2,400
Transaction costs	(5)
Net book value of Divested Assets	(284)
Goodwill allocated to the sale	(425)
Pro forma gain before income taxes	1,686
Provision for income taxes	(587)
Pro forma net gain on sale	$1,099
This adjustment is not expected to recur in income of the Company beyond 12 months from the Transaction.
(d)    Adjustment to eliminate the historical revenue and operating expenses of the Divested Assets including expenses of $1 million related to the Transaction recorded in the nine months ended September 30, 2023. Adjustments do not include general corporate overhead or other costs previously allocated to the facilities sold if they are expected to recur in income of the Company beyond 12 months from the Transaction.
(e)    Adjustment reflects the applicable income tax effects of $551 million from the Transaction. Approximately $587 million relates to the gain on sale and $36 million and $26 million relates to the eliminations set forth in Note (d) for the year ended December 31, 2022 and the nine months ended September 30, 2023, respectively. Current liabilities also reflects an adjustment for $640 million of taxes payable on the gain. These adjustments are not expected to recur in income of the Company beyond 12 months from the Transaction.